PREMIUM BILL

Insured:	THE HENNESSY MUTUAL FUNDS, INC.	Date: December 7, 2012

Producer:	GUNN, STEERS & COMPANY, LLC

Company:	FEDERAL INSURANCE COMPANY

THIS BILLING IS TO BE ATTACHED TO AND FORM PART OF THE BOND REFERENCED BELOW.

NOTE:  PLEASE RETURN THIS BILL WITH REMITTANCE AND NOTE HEREON ANY CHANGES. BILL WILL BE RECEIPTED AND RETURNED TO YOU PROMPTLY UPON REQUEST.

PLEASE REMIT TO PRODUCER INDICATED ABOVE. PLEASE REFER TO:

EFFECTIVE DATE	BOND NUMBER	COVERAGE		PREMIUM
October 26, 2012	82126718	Increase in Limits		$ 1,342.
To
June 30, 2012

15% Commission
			TOTAL	$ 1,342.

FEDERAL INSURANCE COMPANY

Endorsement No.	13

Bond Number	82126718

NAME OF ASSURED: THE HENNESSY MUTUAL FUNDS, INC.

REVISE ITEM 2. ENDORSEMENT

It is agreed that this Bond is amended by deleting ITEM 2. in its entirety on the DECLARATIONS and substituting the following:

ITEM 2. LIMITS OF LIABILITY-DEDUCTIBLE AMOUNTS:

If "Not Covered" is inserted below opposite any specified INSURING CLAUSE, such INSURING CLAUSE and any other reference to such INSURING CLAUSE in this Bond shall be deemed to be deleted.  There shall be no deductible applicable to any loss under INSURING CLAUSE 1 sustained by any Investment Company.

		SINGLE LOSS	DEDUCTIBLE
INSURING CLAUSE		LIMIT OF LIABILITY	AMOUNT
1.	Employee	$3,175,000	$5,000
2.	On Premises	$3,175,000	$5,000
3.	In Transit	$3,175,000	$5,000
4.	Forgery or Alteration	$3,175,000	$5,000
5.	Extended Forgery	$3,175,000	$5,000
6.	Counterfeit Money	$3,175,000	$5,000
7.	Threats to Person	$3,175,000	$5,000
8.	Computer System	$3,175,000	$5,000
9.	Voice Initiated Funds Transfer Instruction	$3,175,000	$5,000
10.	Uncollectible Items of Deposit	$25,000	$2,500
11.	Audit Expense	$25,000	$2,500
12.	Extended Computer Systems	$3,175,000	$5,000
13.	Telefacsimile Instructions	$3,175,000	$5,000
14.	Automated Telephone Transactions	$3,175,000	$5,000
15.	Unauthorized Signatures	$25,000	$2,500
16.	Claims Expense	$25,000	$2,500
17.	Stop Payment Order or Refusal to Pay Check	$25,000	$2,500

This Endorsement applies to loss discovered after 12:01 a.m. on October 26, 2012.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 7, 2012	By
Authorized Representative

ICAP Bond
Form 17-02-1582 (Ed. 5-98)		Page 1

FEDERAL INSURANCE COMPANY

Endorsement No.	14

Bond Number	82126718

NAME OF ASSURED: THE HENNESSY MUTUAL FUNDS, INC.

NAME OF ASSURED ENDORSEMENT

It is agreed that the NAME OF ASSURED in the DECLARATIONS is amended to read as follows:

The Hennessy Mutual Funds, Inc.
Hennessy Cornerstone Growth Fund
Hennessy Cornerstone Value Fund
Hennessy Cornerstone Mid Cap30 Fund

The Hennessy Funds Inc.
Hennessy Total Return Fund
Hennessy Balanced Fund

The Hennessy SPARX Funds Trust:
Hennessy Japan Fund
Hennessy Japan Small Cap Fund

The Hennessy Funds Trust
Hennessy Large Value Fund
Hennessy Cornerstone Large Growth Fund
Hennessy Equity and Income Fund
Hennessy Core Bond Fund
Hennessy Focus Fund
Hennessy Gas Utility Index Fund
Hennessy Large Cap Financial Fund
Hennessy Small Cap Financial Fund
Hennessy Technology Fund

This Endorsement applies to loss discovered after 12:01 a.m. on October 26, 2012.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 7, 2012	By
Authorized Representative

ICAP Bond
Form 17-02-0949 (Rev. 1-97)		Page 1